Exhibit 99.1
News Release
Contact:
Shelby Malvestuto
MagneGas Corp.
727-934-3448
 shelbymalvestuto@magnegas.com

MagneGas Regains NASDAQ Compliance
NASDAQ OMX Notifies Company that it has met Minimum Bid Requirement

TAMPA, FL – April 2, 2014 MagneGas Corporation, www.magnegas.com ("MagneGas" or the "Company") (NASDAQ: MNGA), a technology company that counts among its inventions a technology that converts liquid waste into a hydrogen-based fuel, announced today that on March 31, 2014 it received notice from NASDAQ OMX that it has met the minimum bid requirement to maintain its NASDAQ listing under rule 5550 (a) (2).  The notice states that NASDAQ has closed its review and the Company now complies with this requirement.

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is the producer of MagneGas, a natural gas alternative and metal working fuel that can be made from certain industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company's patented Plasma Arc Flow process gasifies liquid waste, creating a clean burning hydrogen based fuel that is essentially interchangeable with natural gas. MagneGas can be used for metal working, cooking, heating, powering bi-fuel automobiles and more. For more information on MagneGas, please visit the Company's website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.
For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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